SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2003

RICHARDSON ELECTRONICS, LTD

(Exact Name of Registrant as Specified in Charter)

Delaware	0-12906	36-2096643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, La Fox, IL	60147-0393
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (630) 208-2200

Item 9. Regulation FD Disclosure

For Immediate Release

For Details Contact:

Ed Richardson                                                  Dario Sacomani

Chairman and Chief Executive Officer          Senior Vice President and

Richardson Electronics, Ltd.                          Chief Financial Officer

Phone:  (630) 208-2340                                     Richardson Electronics, Ltd.

E-mail:  info@rell.com

Richardson Announces Date of Second Quarter Conference Call

LaFox, IL, Thursday December 4, 2003:  Richardson Electronics, Ltd.  (NASDAQ: RELL) plans to release financial results for its second quarter fiscal 2004, or the three months ended November 29, 2003, after the close of the business on Thursday, December 18, 2003.  The release will be distributed by PR Newswire and will be available on the Company's website at www.rell.com.

On Friday, December 19, 2003 at 9:00 a.m. CST, Mr. Edward J. Richardson, Chairman and Chief Executive Officer will host a conference call to discuss the release. A question and answer session will be included as part of the call's agenda. To listen to the call, please dial 800-450-0788 approximately five minutes prior to the start of the call. A replay of the call will be available from 12:30 p.m. on December 19, 2003 through March 23, 2004. The telephone numbers for the replay are (USA) 800-475-6701 and (International) 320-365-3844; access code 712128.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “engineered solutions,” serving the RF and wireless communications, industrial power conversion, security and display systems markets.  The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics.  Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD

Dated: December 4, 2003	By:	/s/ DARIO SACOMANI
	Name:	Dario Sacomani
	Title:	Senior Vice President and Chief Financial Officer